Exhibit 99.2

StoreDot Ltd. and Andretti Acquisition Corp. II Announce Signing of Definitive Agreement for Business Combination to Accelerate the EV Revolution with Extreme Fast Charging Battery Technology

●	Eliminating Charging Anxiety: The combined entity will focus on commercializing StoreDot's XFC batteries to solve the #1 consumer pain point in the electric vehicle space: long charging times. The combined entity intends to eliminate range and charging anxiety, leveraging StoreDot's proven Extreme Fast Charging - XFC - technology.

●	Significant Market Opportunity: The combined entity targets the rapidly expanding EV battery market. StoreDot believes that it is positioned to capture significant market share by addressing the primary barrier to EV adoption: charging speed.

●	Scalable, Asset-Light Business Model: StoreDot employs a capital-efficient licensing model designed to be a "drop-in" solution compatible with existing Lithium-ion production lines. This accelerates the path to mass-market adoption and commercial deployment, eliminating the need for new manufacturing infrastructure.

●	The combined company will be led by Dr. Doron Myersdorf as Chief Executive Officer and StoreDot’s highly experienced management team.

●	The transaction values StoreDot at a $800 million pre-money equity value, with existing StoreDot shareholders, optionholders and warrantholders rolling over 100% of their equity, and the pro forma enterprise value is currently expected to be $882 million (assuming no redemptions by Andretti’s public shareholders).

Herzliya, Israel and Alpharetta, Georgia, USA, Dec. 03, 2025 (GLOBE NEWSWIRE) -- StoreDot Ltd., an Israeli company (“StoreDot”), a pioneer and leader in Extreme Fast Charging (XFC) battery technology for electric vehicles (EVs), and Andretti Acquisition Corp. II (NASDAQ: POLE), a Cayman Islands publicly traded special purpose acquisition company (“Andretti”), today announced they have entered into a definitive business combination agreement (the “Business Combination Agreement”) for a business combination between Andretti and StoreDot under a newly formed holding company (the “Business Combination”). The holding company will be named “XFC Battery” (“Pubco”) and its shares are expected to be listed for trading on the Nasdaq Stock Market LLC. StoreDot’s patented XFC technology is a proven, production-ready solution capable of delivering 100 miles of charge in just 5 minutes, with a clear plan and roadmap to 100 miles of charge in 3 minutes. This groundbreaking capability is essential for making the EV experience as convenient as refueling a gasoline car. StoreDot has built significant commercial traction, actively engaged in B-sample development and validation programs with leading global OEMs. This deep-seated industry validation and collaboration underscore the technology's readiness for mass production, utilizing existing battery manufacturing infrastructure.

Dr. Doron Myersdorf, CEO of StoreDot, commented, “Partnering with Andretti II SPAC and its iconic team provides us with the ideal platform and resources to dramatically scale our production and commercialization efforts. Our mission is to eliminate range and charging anxiety, and we believe this transaction fuels our ability to deliver XFC to EV drivers globally. The strong momentum we have with leading OEMs, who are in the process of validating and integrating our cells, proves that the industry is ready for minutes-long charging. Together with the Andretti team, we are set to transform the EV landscape.”

“We believe this business combination marks a pivotal moment in the future of electric mobility,” said Michael Andretti, a director of and Special Advisor to Andretti Acquisition Corp. II. “The Andretti name is synonymous with speed, innovation, and winning, and we see all of that in StoreDot’s XFC technology. They have established incredible momentum, securing strategic partnerships and investment from global automotive and technology giants. Our partnership is about more than capital; it's about accelerating the deployment of this critical technology to consumers worldwide and cementing the combined company as a market leader.”

Transaction Overview

The Business Combination transaction values StoreDot at an implied pre-money equity value of $800 million, with existing StoreDot shareholders, optionholders and warrantholders set to roll over 100% of their equity into Pubco, or 80.0 million shares (including rolled over options and warrants on a net exercise basis) valued at $10.00 per share.

Andretti Acquisition Corp. II currently holds approximately $242 million in cash in trust, all of which is subject to redemption.

The pro forma enterprise value of the combined business is expected to be $882 million (assuming no redemptions by Andretti’s public shareholders).

The Boards of Directors of both Andretti Acquisition Corp. II and StoreDot have each unanimously approved the Business Combination Agreement and the proposed Business Combination.

The Business Combination transaction will require the approval of the stockholders of Andretti and StoreDot and is subject to satisfaction or waiver of the conditions stated in the Business Combination Agreement and other customary closing conditions, including obtaining certain financing commitments and the receipt of certain regulatory approvals.

The transaction is expected to close in the second quarter of 2026, subject to specified closing conditions.Additional information about the proposed Business Combination transaction, including a copy of the Business Combination Agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by Andretti with the Securities and Exchange Commission (“SEC”) and available at www.sec.gov.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is serving as the financial and capital markets advisor to Andretti Acquisition Corp. II.

Ellenoff Grossman & Schole LLP is serving as legal counsel to Andretti Acquisition Corp. II.

Cantor is serving as the exclusive financial advisor to StoreDot. King & Spalding LLP is serving as legal counsel to Cantor.

DLA Piper LLP (US) is serving as legal counsel to StoreDot.

About Andretti Acquisition Corp. II (NASDAQ: POLE)

Andretti Acquisition Corp. II is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses or entities.

Two key members of the sponsor team are racing legends Mario and Michael Andretti. To learn more, visit: https://www.andrettiacquisition.com.

About StoreDot

StoreDot is a pioneer and leader in extreme fast charging (XFC) battery technology for electric vehicles.

The company is revolutionizing the conventional Lithium-ion battery by designing and synthesizing proprietary compounds that enable an EV to be charged in minutes.

StoreDot's investors include major automotive manufacturers such as Daimler, Volvo Cars, Polestar, Ola Electric, and VinFast, as well as technology companies such as BP Ventures, Samsung, and TDK.

To learn more, visit: https://www.store-dot.com.

Contacts

For Andretti Acquisition Corp. II

Investors: ir@andrettiacquisition.com

Media: pr@andrettiacquistion.com

For StoreDot

Investors: ir@store-dot.com

Media: media@store-dot.com

Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements. These statements are based on various assumptions and on the current expectations of StoreDot’s and Andretti’s management and are not predictions of actual performance. These include statements regarding the potential of StoreDot’s battery solutions, the rate of adoption of electric vehicle technology in general and specific battery technology in particular, the size and growth of StoreDot’s addressable markets, StoreDot’s pathway to embedded commercialization, and the ability of the parties to complete the Business Combination on the timing and terms indicated or at all; therefore, you are cautioned not to place undue reliance on them. The outcome of any forward-looking statement cannot be guaranteed, and actual results may differ materially from those projected. None of Pubco, Andretti, and StoreDot undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Pubco, Andretti and StoreDot use words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Such forward-looking statements are based on the expectations of Pubco, Andretti, or StoreDot, and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to: scientific and technological developments in the battery, electric vehicles and drone industries; StoreDot’s financial condition, including StoreDot’s ability to obtain the funding necessary to advance the development of its products and StoreDot’s cash runway; the size of the market opportunity for StoreDot’s products; StoreDot’s competitive position and the success of competing technologies that are or may become available; StoreDot’s anticipated research and development activities and projected expenditures; existing regulations and regulatory developments in applicable jurisdictions; the effect of global economic and political developments, including geopolitical tensions with China, Russia, and in the Middle East, on StoreDot’s business operations and financial condition; and StoreDot’s intellectual property position, including the scope of protection StoreDot is able to establish and maintain for its products. In addition, it is possible that Pubco, Andretti and StoreDot may not be able to consummate the Business Combination on the terms indicated herein or at all. If StoreDot and Andretti are not able to raise sufficient capital for the Business Combination to meet the minimum cash conditions in the Business Combination Agreement or if Andretti’s investors redeem an excess amount of capital held in trust, the Business Combination may not be consummated, or if consummated, StoreDot could have a capital deficit, which may require it to raise additional capital following the Business Combination, which in turn could cause dilution to existing investors. New factors emerge from time to time, and it is not possible for Pubco, Andretti, or StoreDot to predict all such factors, nor can Andretti, StoreDot, or Pubco assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. None of Pubco, Andretti, and StoreDot undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this 8-K, except as required by law.

Additional Information

Pubco and StoreDot intend to file with the SEC a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of Andretti and a prospectus in connection with the proposed Business Combination among Andretti, Pubco, StoreDot, and the other parties thereto pursuant to the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of Andretti as of a record date to be established for voting on Andretti’s proposed Business Combination with StoreDot. SHAREHOLDERS OF ANDRETTI AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ANDRETTI’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ANDRETTI, STOREDOT, PUBCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Andretti Acquisition Corp. II, 100 Kimball Place, Suite 550, Alpharetta, GA.

Participants in The Solicitation

Pubco, Andretti, StoreDot, and their respective directors, executive officers and members, as applicable, may be deemed to be participants in the solicitation of proxies from the shareholders of Andretti in connection with the Business Combination. Andretti’s shareholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Andretti executive officers and directors in the solicitation by reading Andretti’s final prospectus filed with the SEC on September 5, 2024 in connection with Andretti’s initial public offering (“IPO”), Andretti’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 25, 2025 and Andretti’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination, which may, in some cases, be different from those of shareholders generally, will be set forth in the Registration Statement relating to the Business Combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

No Offer Or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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